UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2017

Karyopharm Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36167	26-3931704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, MA	02459
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 975-4820

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2017, Justin Renz resigned as Executive Vice President, Chief Financial Officer and Treasurer of Karyopharm Therapeutics Inc. (the “Company”), effective April 3, 2017. The Company is commencing a search for a new chief financial officer.

On April 3, 2017, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Renz, pursuant to which Mr. Renz will provide certain advisory and other consulting services to the Company until January 31, 2018 (or such earlier date upon which the Consulting Agreement terminates in accordance with its terms). As compensation for and during such services, certain of Mr. Renz’s outstanding and unvested equity awards shall continue to vest according to their terms.

The foregoing summary of the Consulting Agreement is qualified in its entirety by the full text of the Consulting Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On April 3, 2017, the Company also entered into a separation agreement (the “Separation Agreement”) with Mr. Renz in connection with his separation from service. Pursuant to the terms of the Separation Agreement and in consideration of a customary release of any claims by Mr. Renz against the Company, Mr. Renz will be entitled to severance payments in the aggregate amount of $278,250 to be paid in semi-monthly installments for a period of nine months beginning on the first payroll period after the Separation Agreement becomes effective, continuation of healthcare benefits for up to nine months and continued vesting of certain of Mr. Renz’s unvested equity awards during the term of the Consulting Agreement. The foregoing summary of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Effective April 3, 2017, Michael Todisco, the Company’s Vice President, Finance and Assistant Treasurer will serve as the Company’s principal financial and accounting officer, on an interim basis, until a successor for Mr. Renz has been identified. Mr. Todisco, age 52, has over 25 years of experience in accounting and financial reporting and has been employed by the Company as its Vice President, Finance and Assistant Treasurer since September 2016. Prior to joining the Company, from February 2014 to August 2016, Mr. Todisco served as Vice President, Controller and then Vice President, Finance at Dicerna Pharmaceuticals Inc. He served in vice president and controller positions at BG Medicine, Inc. from June 2013 to February 2014 and Dusa Pharmaceuticals, Inc. from May 2005 to May 2013. Earlier in his career, Mr. Todisco held increasingly senior finance positions with various publicly-held companies in the technology sector. Mr. Todisco spent the first ten years of his career with Ernst & Young and KPMG LLP. Mr. Todisco received a Bachelor of Arts from Colgate University and a Master of Science in Accounting from Northeastern University.

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Todisco had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K under the U.S. Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: April 3, 2017	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Senior Vice President, Operations, Business Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, dated April 3, 2017, between the Company and Justin Renz

10.2	Separation Agreement, dated April 3, 2017, between the Company and Justin Renz